UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 2, 2006

ENSCO International Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(Address of Principal Executive Office and Zip Code)

Registrant’s telephone number, including area code: (214) 397-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2006, ENSCO International Incorporated (the “Company”) entered into an employment offer letter agreement with Daniel W. Rabun in connection with Mr. Rabun’s appointment as the President and as a member of the Board of Directors of the Company, in each case effective on or about March 31, 2006. Mr. Rabun’s appointment is discussed below in Item 5.02 of this Current Report on Form 8-K.

Pursuant to the letter agreement, Mr. Rabun’s initial annual base salary will be $750,000, subject to annual review and adjustment by the Nominating, Governance, and Compensation Committee (the “NGCC”), and he will be eligible to receive an annual bonus based upon the NGCC’s evaluation of performance against pre-established goals. Mr. Rabun will also be granted (i) 75,000 shares of restricted stock under the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the “2005 Plan”) and (ii) stock options (the “Options”) under the 2005 Plan to purchase 100,000 shares of the Company’s Common Stock with an exercise price equal to the market value of the Company’s Common Stock on the date Mr. Rabun’s employment commences (collectively, the “Initial Grants”).

The restricted stock vests as follows: 25,000 shares of restricted stock will vest at the rate of 20 percent per year on consecutive anniversaries of the date of grant, and will be fully vested at the end of 5 years from the date of grant and 50,000 shares of restricted stock will vest at the rate of 10 percent per year on consecutive anniversaries of the date of grant, and will be fully vested at the end of 10 years from the date of grant. The Options vest and become exercisable by Mr. Rabun at the rate of 25 percent per year on consecutive anniversaries of the date of grant.

In order to offset loss of certain retirement entitlements attendant to his current position, the Company will make a cash contribution of $1,100,000 as an Employer Discretionary Contribution under the ENSCO 2005 Supplemental Executive Retirement Plan. This contribution will be fully vested on the date of the contribution. Mr. Rabun will also receive other benefits generally available to executive officers of the Company and will be credited with six years of prior service for purposes of determining the Normal Retirement Age under the terms of the 2005 Plan.

Mr. Rabun will be entitled to a severance payment of two times his base salary and target bonus plus immediate vesting for 20% of the Initial Grants if (i) he is involuntarily terminated by the Company other than by reason of gross negligence, malfeasance, breach of fiduciary duty or like cause (“for cause”) or (ii) he voluntarily terminates his employment for “good reason” in the event is not appointed the Chief Executive Officer effective as of January 1, 2007. Separately, in the event of an actual or constructive termination other than “for cause” within two years following a change in control, Mr. Rabun will be entitled to three times his most recent base salary and target bonus, as well as full vesting of outstanding equity awards. The severance protections described above will apply for the initial four years of Mr. Rabun’s employment and will renew annually thereafter, unless terminated in writing by the Company with at least one-year prior notice.

The foregoing description of the employment offer letter agreement between the Company and Mr. Rabun is qualified in its entirety by reference to the copy of the agreement which is attached hereto as Exhibit 10.1.

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Daniel W. Rabun – President and Director

On February 6, 2006, the Board of Directors appointed Daniel W. Rabun, age 51, as the Company’s President and elected Mr. Rabun to the Board of Directors, in each case to be effective as of the date of Mr. Rabun’s commencement of employment which is currently anticipated to be on or before March 31, 2006. Mr. Rabun will report to Carl F. Thorne, the Company’s Chairman and Chief Executive Officer.

Since August 2001, Mr. Rabun has been a partner at the international law firm of Baker & McKenzie LLP practicing corporate and securities law. Baker & McKenzie LLP has provided legal services to the Company since 1988. From October 2000 to August 2001, Mr. Rabun was the vice president, general counsel and secretary of Chorum Technologies Inc. Prior to that, Mr. Rabun was an attorney at Baker & McKenzie LLP from 1986 to October 2000. He also served as a member of the Board of Directors of the Company during 2001.

The employment offer letter agreement entered into between Mr. Rabun and the Company is described in Item 1.01 of this Current Report on Form 8-K. There are no other arrangements or understandings between Mr. Rabun and any other persons pursuant to which Mr. Rabun was appointed as an executive officer or as a director of the Company, and there are no related party transactions between the Company and Mr. Rabun that are required to be disclosed under Item 404(a) of Regulation S-K.

William S. Chadwick, Jr. – Executive Vice President and Chief Operating Officer

On January 2, 2006, the Board of Directors of the Company appointed William S. Chadwick, Jr. age 58, as the Company’s Executive Vice President and Chief Operating Officer, effective January 1, 2006.

Mr. Chadwick joined the Company in June 1987 and was elected to his prior position of Senior Vice President – Operations effective May 2004. Prior to serving as Senior Vice President – Operations, Mr. Chadwick served the Company as Senior Vice President, Member – Office of the President and Chief Operating Officer, Vice President – Administration and Secretary.

The Company has no employment agreement with Mr. Chadwick. There are no other arrangements or understandings between Mr. Chadwick and any other persons pursuant to which Mr. Chadwick was appointed as an executive officer of the Company, and there are no related party transactions between the Company and Mr. Chadwick that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release issued on February 6, 2006 announcing the appointment of Mr. Rabun as President, the election of Mr. Rabun to the Board of Directors and the appointment of Mr. Chadwick as Executive Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1. This current report on Form 8-K is being filed on the date of such press release in accordance with the instruction to paragraph (c) of Item 5.02.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Offer Letter Agreement dated January 13, 2006 and accepted on February 6, 2006 between the Company and Daniel W. Rabun

Exhibit 99.1	Press release issued by ENSCO International Incorporated dated February 6, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: February 6, 2006	/s/ CARY A. MOOMJIAN, JR.
Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

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